CAUSE NO. 048-233656-08

Quicksilver Resources Inc. **Plaintiff,** **v.** **BreitBurn Energy Partners L.P., BreitBurn Operating L.P., BreitBurn GP LLC, BreitBurn Operating GP, LLC, Randall H. Breitenbach, Halbert S. Washburn, and Provident Energy Trust** **Defendants.**	§ § § § § § § § § § § § §	**IN THE DISTRICT COURT OF** **TARRANT COUNTY, TEXAS** **48TH JUDICIAL DISTRICT**

SUPPLEMENTAL SUMMARY JUDGMENT ORDER ON SEVERABILITY

In its Amended Order Regarding Motions for Summary Judgment signed November 25, 2009, the court held that "§13.4(b)(iii) of the Amendment is invalid" and that "the issue of whether §13.4(b)(iii) of the Amendment is severable from the remainder of the Amendment remains under advisement." After considering (1) Quicksilver Resources Inc.'s Motion for Partial Summary Judgment, (2) BreitBurn's Motion for Partial Summary Judgment, (3) Quicksilver's Motion for Reconsideration, and (4) Quicksilver's Brief in Support of Summary Judgment on Severability Issue, all responses and replies thereto, the evidence and arguments of counsel, the Court is of the opinion the orders below should be and are hereby made:

IT IS THEREFORE ORDERED that partial summary judgment is granted in favor of Quicksilver as follows:

1. Section 13.4(b)(iii) is severable from the remainder of Amendment No. 1, and the invalidity of §13.4(b)(iii) shall not affect the legality and enforceability of the remaining provisions contained in the Amendment other than §13.4(b)(iii).

SIGNED this 15th day of January, 2010

HONORABLE DAVID EVANS